Exhibit 99.1

      Theragenics(R) Reports Revenue and Earnings for Second Quarter 2006

     BUFORD, Ga.--(BUSINESS WIRE)--July 19, 2006--Theragenics Corporation(R) (NYSE: TGX), a medical device company serving the prostate cancer treatment and surgical markets, today announced consolidated financial results for the second quarter ended July 2, 2006. Consolidated revenue for the quarter was $12.6 million compared to $11.4 million in the second quarter of 2005, an increase of 10.5%. For the six-month period, consolidated revenue was $25.0 million, compared to $20.9 million in the same period last year, an increase of 19.6%. Net income for the quarter was $433,000, or $0.01 per share, compared to a net loss of $1.0 million, or $0.03 per share in the second quarter of 2005. For the six-month period, net income was $1.2 million, or $0.04 per share, compared to a net loss of $1.5 million, or $0.05 per share, in 2005. The 2006 periods include the results of operations of CP Medical. The 2005 periods include the results of operations of CP Medical subsequent to its acquisition by Theragenics on May 6, 2005.
     Commenting on the quarter, Chief Executive Officer and President M. Christine Jacobs stated, "Performance of CP Medical and the positive effects of our 2005 restructuring have resulted in our second consecutive profitable quarter, with both our brachytherapy and surgical products businesses profitable. Shut down activities related to our restructuring were completed during the quarter. We also renewed our unused $40 million credit facility. This renewal will allow us to continue our long-term strategy of diversification. We are confident we can maintain our strategy of supporting our current businesses while continuing to pursue new strategic investment opportunities."
     Theragenics will host a conference call today at 11:00 a.m. Eastern Time. To access the call, dial 800-538-9844 or 706-634-7274 and provide the conference ID code 2677374. This call is also being broadcast live over the Internet, and a recording will be available for one month on the Company's website. To access the webcast, log on to www.theragenics.com and select Investor Relations followed by selecting company presentations. You also can access a phone replay of the call until Midnight, July 26, 2006, by dialing 800-642-1687 or 706-645-9291 and providing the conference ID code: 2677374.
     Theragenics Corporation (NYSE: TGX) is a provider of brachytherapy and surgical products. In Buford, Ga., the Company manufactures and markets its premiere product, the palladium-103 TheraSeed(R) device (www.theraseed.com), and I-Seed, an iodine-125 based device, which are used primarily in the minimally invasive treatment of localized prostate cancer. Theragenics is the world's largest producer of palladium-103 for human use. Through its subsidiary, CP Medical (www.cpmedical.com), based in Portland, Ore., the Company manufactures and distributes wound closure and other medical devices with applications in, among others, the veterinary, brachytherapy, orthopedics, dental, plastic surgery, and cardiology markets. For additional information, call the Company's Investor Relations Department at (800) 998-8479 or visit www.theragenics.com.

     This release contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, the accuracy of which is necessarily subject to risks and uncertainties, including, without limitation, statements regarding optimism for the results of Theragenics' restructuring, sales growth, sales and marketing initiatives, new product development, Theragenics' relationship with its distributor, institution of activities and plans that could benefit Theragenics' goals in its diversification efforts and anticipated positive results in general. Actual results may differ materially due to a variety of factors, including, among other things, risks and uncertainties related to new product development cycles, integration risks, effectiveness and execution of marketing and sales programs by Theragenics and its distributor, changes in product pricing by Theragenics or other brachytherapy seed producers, changes in costs of materials used in production processes (especially as it relates to isotope production), continued acceptance of the products by the market, continued demand for palladium-103, introduction and/or availability of competitive products by others, potential changes in third-party (including CMS) reimbursement, physician training, third-party distribution agreements, ability to execute on acquisition opportunities on favorable terms and successfully integrate any acquisitions, and other factors set forth from time to time in the Company's Securities and Exchange Commission filings.
     All forward looking statements and cautionary statements included in this document are made as of the date hereby based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward looking statement or cautionary statement.


THERAGENICS AND SUBSIDIARY CONDENSED CONSOLIDATED STATEMENTS OF
OPERATIONS (Unaudited)
(In thousands except per share data)

                                     Three Months       Six months
                                         Ended             Ended
                                   July 2,  July 3,  July 2,  July 3,
                                    2006     2005     2006     2005
                                   -------- -------- -------- --------
Total revenues                     $12,590  $11,372  $24,984  $20,911
Cost of sales                        6,480    6,244   12,535   11,038
                                   -------- -------- -------- --------
     Gross profit                    6,110    5,128   12,449    9,873
Operating expenses:
     Selling, general &
         Administrative              5,565    5,913   11,100   10,414
     Research &
         Development                   179    1,143      418    2,550
      Restructuring expenses            63        -      369        -
      Gain on sale of assets             -        -     (201)       -
                                   -------- -------- -------- --------
                                     5,807    7,056   11,686   12,964
                                   -------- -------- -------- --------
     Operating income/(loss)           303   (1,928)     763   (3,091)
Other income, net                      390      292      715      622
                                   -------- -------- -------- --------
     Income/(Loss) before
        income tax                     693   (1,636)   1,478   (2,469)
                                   -------- -------- -------- --------
Income tax
    expense/(benefit)                  260     (600)     270     (936)
                                   -------- -------- -------- --------
Net earnings/(loss)                $   433  $(1,036) $ 1,208  $(1,533)
                                   ======== ======== ======== ========
Net income/(loss) per
   common share, Basic             $  0.01  $ (0.03) $  0.04  $ (0.05)
                                   ======== ======== ======== ========
Net income/(loss) per
    common share, Diluted          $  0.01  $ (0.03) $  0.04  $ (0.05)
                                   ======== ======== ======== ========
Weighted average
 Shares outstanding, Basic          32,077   31,213   32,064   30,589
 Shares outstanding, Diluted        32,120   31,213   32,114   30,589


                                        Three Months     Six Months
                                            Ended          Ended
KEY RATIOS                             7/2/06  7/3/05  7/2/06  7/3/05
                                       ------- ------- ------- -------
Gross Margin                             48.5%   45.1%   49.8%   47.2%
Operating Margin                          2.4% (17.0)%    3.1% (14.8)%
Operating Margin before
 restructuring and gain on sale of
  assets                                  2.9% (17.0)%    3.7% (14.8)%
Income/(Loss) Before Tax Margin           5.5% (14.4)%    5.9% (11.8)%
Income/(Loss) After Tax Margin            3.4%  (9.1)%    4.8%  (7.3)%
ROE                                       1.5%  (3.0)%    2.1%  (2.2)%


THERAGENICS CORPORATION AND SUBSIDIARY CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(In thousands)
Assets                                        July 2,     December 31,
                                               2006           2005
                                          -------------- -------------
     Cash, short-term investments
          & marketable securities         $      48,211  $     45,608
     Trade accounts receivable                    7,411         7,622
     Inventories                                  5,337         5,042
     Assets held for sale                         3,400         3,433
     Prepaid expenses and other current
      assets                                      3,250         2,720
                                          -------------- -------------
               Total current assets              67,609        64,425
     Property, plant & equipment, net            30,972        32,766
     Goodwill                                    18,370        18,370
     Other intangible assets                      5,996         6,388
     Other long-term assets                         269           115
                                          -------------- -------------
          Total assets                    $     123,216  $    122,064
                                          ============== =============

Liabilities & Shareholders' Equity
     Accounts payable & accrued expenses  $       3,846  $      4,172
     Contract termination liability               1,526         1,537
     Deferred income tax liability                  260             -
     Other liabilities                              537           672
                                          -------------- -------------
               Total liabilities                  6,169         6,381
     Shareholders' equity                       117,047       115,683
                                          -------------- -------------
               Total liabilities &
                shareholders' equity      $     123,216  $    122,064
                                          ============== =============


     CONTACT: Theragenics Corporation
              Frank Tarallo/Lisa Rassel, 800-998-8479 or 770-271-0233
              www.theragenics.com